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                              [RAYTHEON LETTERHEAD]

                                                       EXHIBIT 5

                                                       March 7, 1997
Raytheon Company
141 Spring Street
Lexington, MA 02173

Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         I am counsel to Raytheon Company, a Delaware corporation (the "Company"), and as such have represented the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 54,868 shares (the "Shares") of the common stock, $1.00 par value per share, of the Company pursuant to a Registration Statement (the "Registration Statement") on Form S-8, filed by the Company with the Securities and Exchange Commission on February 13, 1997.

         In connection with the opinions rendered hereby, I have reviewed the corporate proceedings taken by the Company with respect to the authorization and issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of such corporate records, documents, agreements and other instruments, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law, and have discussed with officers and representatives of the Company such questions of fact, as I have deemed necessary or appropriate to enable me to express the opinions rendered hereby.

         I have assumed without any investigation the genuineness of all signatures, the conformity to the originals of all documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form, and the legal competence of each individual executing a document.

         In rendering my opinions below, I have assumed, without investigation, that the Company has received the consideration called for by the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares.

         I have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

         This opinion is limited solely to the General Corporation Law of the State of Delaware, as applied by courts located in Delaware.

         Based upon the foregoing, I am of the opinion that the Shares are validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,

                                           /s/ John W. Kapples

                                               John W. Kapples